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                                                                    Exhibit 23.3

                                November 13, 2003

                 CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

     As independent petroleum consultants, Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information effective September 30, 2003 and contained in our reserve report dated October 7, 2003, prepared for Whiting Oil and Gas Corporation, and to references to our firm included in or made part of Amendment No. 4 to the Securities & Exchange Commission Form S-1 Registration Statement.

                                       Sincerely,

                                       /s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

                                       CAWLEY, GILLESPIE & ASSOCIATES, INC.